INVESTOR
CONTACT:    Michael Becker
            Cytogen Corporation
            (609) 750-8289 or (267) 757-1219
            email: mbecker@cytogen.com


           Cytogen Corporation Reports Financial Guidance and Outlines
                   Strategic Planning and Operations for 2002
                                                       - - -
   With continued revenue growth expected for 2002, Cytogen is positioned to advance its prostate cancer product franchise

PRINCETON, N.J., (May 29, 2002) -- Cytogen Corporation (Nasdaq: CYTO), a biopharmaceutical company with an established and growing product line in prostate cancer and a subsidiary involved in signal transduction pathway research, today announced financial guidance for 2002 as well as expected clinical trial and development milestones for this year and beyond.

"With continued progress in many areas of our operation, Cytogen is positioned to enter the second half of 2002 with several opportunities to expand revenue and realize significant advances in clinical development," said Lawrence R. Hoffman, Cytogen's vice president and chief financial officer. "In 2001, Cytogen's marketed product sales achieved new quarterly (4th quarter 2001) and annual records, rising 22% and 17% year-over-year respectively, aided by the expansion of our prostate cancer franchise with the introduction of the iodine version of BrachySeed(TM). During June of 2002, we expect to begin marketing the palladium version of these next-generation radioactive seed implants for the treatment of prostate cancer that is confined to the gland, which provides us with further momentum to grow our revenue base."

The Company expects total revenues in 2002 to range between $12.5 million and $14.5 million, representing 7% to 24% growth over 2001. Revenues are derived from the sale of marketed products, which include ProstaScint(R), BrachySeed iodine-125, and BrachySeed palladium-103, all of which are marketed directly through Cytogen's sales force. ProstaScint is a monoclonal antibody-based imaging agent used to image the extent and spread of prostate cancer. BrachySeed iodine-125 and palladium-103, which are produced by DRAXIS Health, Inc. in Canada, are two uniquely designed, next-generation radioactive seed implants for the treatment of localized prostate cancer. Revenues also include licensing and contract revenues as well as royalties from the sale of Quadramet(R), a therapeutic radiopharmaceutical for relief of pain from cancer that has spread to the bone. Quadramet is marketed by Berlex Laboratories, the U.S. affiliate of Schering AG Germany.

The Company's cost of products, which consists of the cost required to produce ProstaScint and BrachySeed as well as royalties paid to third parties, is expected to range between $4.4 million and $5.3 million in 2002. Operating expenses are expected to be between $20 million and $22 million, excluding the cost of products and one time items such as the non-cash milestone accrual of $2.0 million related to the progress of dendritic cell prostate cancer clinical trials at Northwest Biotherapeutics, which was recorded in the first quarter of 2002.

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Cytogen believes that its cash resources, which totaled $16.8 million at the end of the first quarter of 2002, are sufficient to fund operations into 2003. Cytogen's estimated cash usage from operations for 2002 is expected to be in the range of $9.5 million to $10.5 million, of which $2.5 million was used in the first quarter of 2002.

The Company is reviewing strategic alternatives for its AxCell Biosciences subsidiary and other options that would allow Cytogen to reduce its cash burn in order to leverage its prostate cancer franchise. Research and development expenses associated with AxCell currently represent a significant portion of Cytogen's annual cash usage.

"Cytogen is positioned to take advantage of many new opportunities in the prostate cancer market. We expect to advance our prostate-specific membrane antigen, or PSMA, technologies during 2002 and beyond through our PSMA Development Company LLC, a joint venture between Cytogen and Progenics Pharmaceuticals. ProstaScint is the first product from our PSMA platform to reach the market and we are also developing a range of PSMA-based diagnostic and imaging approaches that are showing early stage promise," said H. Joseph Reiser, Ph.D., Cytogen's president and chief executive officer.

Cytogen Corporation, through the PSMA Development Company LLC, also expects to initiate three new prostate cancer clinical trials between now and the end of 2003, including Phase I/II trials of a therapeutic prostate cancer vaccine comprising recombinant PSMA protein and an adjuvant, which are anticipated to begin in the coming months. The PSMA Development Company also expects to initiate Phase I/II clinical trials of a novel gene-based therapeutic viral vector vaccine and prepare an IND to study its unique and fully human antibodies in patients with various stages of prostate and potentially other cancers.

Cytogen intends to pursue several key corporate goals during the remainder of 2002, including:

     -   Launch of the palladium version of BrachySeed, anticipated by June
         2002.
     - Initiation of studies for a therapeutic prostate cancer vaccine comprising recombinant PSMA protein and an adjuvant through the PSMA Development Company LLC.
     - Initiation of studies to further define the role of ProstaScint in image guided therapies, such as brachytherapy and intensity modulated radiation therapy (IMRT), anticipated in June 2002.
     - Assess results from a large retrospective outcomes study during the second half of 2002 that will evaluate, among other things, correlation between ProstaScint findings and clinical outcomes in patients with both newly diagnosed and recurrent prostate cancer.
     - Following the recent approval of ProstaScint in Canada, Cytogen expects to launch both ProstaScint and Quadramet in Canada either independently or with a partner.
     - Establish additional strategic alliances in targeted disease areas deploying AxCell's signal transduction pathway technology platform and complete mapping of the known PDZ and SH3 domain families. Protein domains are modules that mediate protein-to-protein interactions and play an essential role in the signaling output of a wide range of cell surface receptors, as well as in cellular events such as protein trafficking, the cell cycle, gene expression, DNA repair, and many other activities.
     - Explore opportunities to expand Cytogen's established position in urology and prostate cancer via synergistic business development initiatives.
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Cytogen Corporation guidance for 2002:

     -   Total revenues = $12.5 million to $14.5 million
     -   Cost of products = $4.4 million to $5.3 million
     -   Operating expenses = $20 million to $22 million
     - Cash resources at the end of the first quarter of 2002 of $16.8 million are sufficient to fund the Company's operations into 2003
     - Estimated cash usage from operations for the year 2002 is expected to be in the range of $9.5 million to $10.5 million, of which $2.5 million was used in the first quarter of 2002

About Cytogen Corporation

Cytogen Corporation of Princeton, NJ, is a biopharmaceutical company with an established and growing product line in prostate cancer and other areas of oncology. FDA-approved products include ProstaScint(R) (a monoclonal antibody-based imaging agent used to image the extent and spread of prostate cancer); BrachySeed(TM) I-125 and Pd-103 (two uniquely designed, next-generation radioactive seed implants for the treatment of localized prostate cancer); and Quadramet(R) (a therapeutic radiopharmaceutical marketed for the relief of bone pain in prostate and other types of cancer). Cytogen is evolving a pipeline of oncology product candidates by developing its prostate specific membrane antigen, or PSMA, technologies, which are exclusively licensed from Memorial Sloan-Kettering Cancer Center. For more information, visit www.cytogen.com.

About AxCell Biosciences

AxCell Biosciences of Newtown, PA, a subsidiary of Cytogen Corporation, is engaged in the research and development of novel biopharmaceutical products using its growing portfolio of functional proteomics solutions and collection of proprietary signal transduction pathway information. Through the systematic and industrialized measurement of protein-to-protein interactions, AxCell is assembling ProChart(TM), a proprietary database of signal transduction pathway information that is relevant in a number of therapeutically important classes of molecules including growth factors, receptors and other potential protein therapeutics or drug targets. AxCell's database content and functional proteomics tools are available on a non-exclusive basis to biotechnology, pharmaceutical and academic researchers. AxCell is expanding and accelerating its research activities to further elucidate the role of novel proteins and pathways in ProChart(TM), through both external collaborations and internal data mining. For additional information on AxCell Biosciences, visit www.axcellbio.com.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Information in this press release, which is not historical, is forward looking and involves a number of risks and uncertainties. Investors are cautioned not to put any undue reliance on any forward-looking statement. The Company's actual results may differ materially from the Company's historical results of operations and those discussed in the forward-looking statements for various reasons, including, but not limited to the Company's ability to carry out its business plan, to successfully develop and commercialize acceptance of its products such as ProChart(TM), ability to fund development necessary for existing products and for the pursuit of new product opportunities, the risk of whether products result from development activities, protection of its intellectual property

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portfolio, ability to integrate in-licensed products such as BrachySeed(TM), ability to establish and successfully complete clinical trials where required for product approval, the risk associated with obtaining the necessary regulatory approvals, shifts in the regulatory environment affecting sale of the Company's products such as third-party payor reimbursement issues, dependence on its partners for development of certain projects, the ability to obtain foreign regulatory approvals for products and to establish marketing arrangements in countries where approval is obtained, and other factors discussed in Form 10-K for the year ended December 31, 2001 and from time-to-time the Company's other filings with the Securities and Exchange Commission. The Company specifically disclaims any intention or duty to update any forward-looking statements, and these statements represent the Company's current outlook only as of the date given.

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